Exhibit 10.16

Equipment Leasing Agreement

This Equipment Leasing Agreement (this “Agreement”) is made and entered into by and between the following Parties on the 23rd day of September, 2005 in Beijing, China.

Party A:	ChinaCache Network Technology (Beijing) Co., Ltd.
Address:	Unit at 2/F of New Integration Building, No.8 A Liang Qiu Garden, Ta Yuan, Haidian District, Beijing

Party B:	Beijing Blue I. T. Technologies Co., Ltd.
Address:	No. 8 A, Lang Qiu Garden, Ta Yuan, Hai Dian District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.      Party A is a wholly foreign owned enterprise established in the People’s Republic of China (“China”), and has the right to lease the equipment listed in the Appendix I to this agreement (the “Target Equipment”);

2.      Party B is a company with exclusively domestic capital registered in China;

3.      Party A agrees to lease to Party B, and Party B agrees to lease from Party A, the Target Equipment in accordance with the terms and conditions of this Agreement.

Now, therefore, through mutual discussion, Party A and Party B have reached the following agreements:

1.             Lease of Target Equipment

Party A agrees to lease to Party B, and Party B agrees to lease from Party A, the Target Equipment in accordance with the terms and conditions of this Agreement.

2.             Scope

The Target Equipment under this Agreement may only be used within Party B’s determined business scope.  Party B agrees not to use or authorize others to use the Target Equipment by any other means, unless otherwise provided in this Agreement.

3.             Payment Method

Party B agrees to pay a rent to Party A, the detailed calculation of which and the payment of which are set forth in Appendix II to this Agreement.

4.             Confidentiality

4.1           Party B shall kept in confidentiality of any confidential materials and information of Party A which it knows or has access to due to the lease of the Target Equipment (the “Confidential Information”).  Upon the termination of this Agreement, Party B shall return or destroy any documents, materials or software that contain Confidential Information, and delete any Confidential Information from any memory device, and refrain from using such Confidential Information any longer. Without Party A’s written consent, Party B shall not disclose, give or transfer such Confidential Information to any third parties.

4.2           The Parties agree that Section 4.1 shall survive any changes to, and rescission or termination of, this Agreement.

5.             Representations and Warranties

5.1           Party A hereby represents and warrants as follows:

5.1.1        Party A is a foreign invested enterprise legally registered and validly existing in Beijing in accordance with the laws of China.

5.1.2        Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

5.1.3        This Agreement, upon due execution, constitutes Party A’s legal, valid and binding obligations, enforceable in accordance with its terms.

5.2           Party B hereby represents and warrants as follows:

5.2.1        Party B is a company legally registered and validly existing in accordance with the laws of China;

5.2.2        Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

5.2.3        This Agreement, upon due execution, constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

6.             Party A’s Right to Lease and Protection of Party A’s Rights

6.1           Party B agrees not to, within and after the term of this Agreement, challenge Party A’s right to lease and other rights with respect to the Target Equipment, challenge the effectiveness of this Agreement, or commits any action or inaction that, as deemed by Party A, prejudice Party A’s above right and the lease hereunder.

6.2           Party B agrees to provide necessary assistance to help Party A to protect its rights in the Target Equipment. Once any third party brings up a claim against the Target Equipment, based on its own discretion, Party A may defend such claim either in its own name, in Party B’s name, or in both Parties’ names.  If any third party commits any infringement to the Target Equipment, Party B shall, to its best knowledge, promptly notify Party A in writing of such infringement; only Party A is entitled to decide whether to adopt any action against such infringement.

6.3           Party B agrees to use the Target Equipment only in accordance with this Agreement, and not to use the Target Equipment by any means that, as deemed by Party A, is fraudulent, misleading or otherwise prejudicing the Target Equipment.

7.             Effectiveness and Term

7.1           This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be five years. After the execution of this Agreement, both Parties shall review this Agreement every three months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

7.2           The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

8.             Termination

8.1           Termination upon Expiration

Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

8.2           Early Termination

If any Party commits material breach, including but not limited to breach of obligations under Sections 6.1, 6.2 and 6.3 of this Agreement, and fails to correct such breach within 30 days after receiving the non-breaching Party’s notice of the occurrence and existence of the breach, the non-breaching Party may terminate this Agreement upon giving a written notice to the breaching Party, but the termination of this Agreement does not prejudice the terminating Party’s rights or remedies granted by laws or otherwise.

During the term of this Agreement, Party A may terminate this Agreement by giving a written notice to Party B at any time, which notice shall be effective 30 days after being sent.

8.3           Surviving Provisions

Sections 3, 4, 6 and 12 shall survive the termination of this Agreement.

9.             Force Majeure

9.1           “Force Majeure Event” means any event that is beyond reasonable control of one Party and cannot be avoided even the affected Party has paid reasonable attention, such events include but are not limited to governmental actions, natural force, fires, explosions, storms, floods, earthquakes, tides, flashes, or wars.  However, lack of credit, funds or financing shall be deemed to be events that are beyond one Party’s reasonable control.  The Party affected by “Force Majeure Event” shall notify the other Party of such event as soon as possible.

9.2           Whenever the performance of this Agreement is delayed or hindered due to “Force Majeure Event” defined above, the affected Party shall not bear any liabilities under the Agreement to the extent it is delayed or hindered by the Force Majeure Event, and shall take appropriate measures to reduce or eliminate the effect of the “Force Majeure Event” and make its best efforts to restore the performance of the obligations that have been delayed or hindered.  Once the Force Majeure Event is eliminated, the Parties agree to use their best efforts to restore the performance of the Agreement.

10.           Notices

All notices and other communications required or permitted to be given pursuant to this Agreement shall be written in both Chinese and English, and shall be deemed to have been effectively given when delivered personally or sent by registered mail, postage prepaid mail, or recognized courier service or by image-text facsimile transmission to the addresses of relevant Party or Parties set forth below.

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.

Address: unit at 2/F of New Integration Building, No.8 A Liang Qiu Garden, Ta Yuan, Haidian District, Beijing

Attn: General Manager

Party B:	Beijing Blue I. T. Technologies Co., Ltd.
Address:	No. 8 A, Lang Qiu Garden, Ta Yuan, Hai Dian District, Beijing
Attn:	General Manager

11.           Sub-lease and Mortgage

Without Party A’s written consent, Party B shall not sub-lease or mortgage to any third party the Target Equipment leased by Party A to Party B under this Agreement..

12.           Dispute Resolution

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration awards are final and binding on both Parties.

13.           Applicable Laws

The effectiveness, interpretation and enforcement of this Agreement is governed by the laws of the PRC.

14.           Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

15.           Severability

In the event that any provisions of this Agreement are found to be invalid or unenforceable due to conflict with any applicable laws or regulations, such provisions shall not be invalid or unenforceable within the jurisdiction of such applicable laws and regulations, and shall not affect the legal effect of other provisions of the Agreement.

16.           Appendixes

Any appendix to this Agreement is an integral part of the Agreement, and has the same legal effect to the Agreement.

17.           Miscellaneous

This Agreement is written in Chinese in two copies, each Party holding one copy.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.

By:	/s/ Song Wang
Name:	Song Wang
Title:	Legal Representative

Party B: Beijing Blue I. T. Technologies Co., Ltd.

By:	/s/ Xiaohong Kou
Name:	Xiaohong Kou
Title:	Legal Representative